UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Pebblebrook Hotel Trust

(Name of Registrant as Specified in its Charter)

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2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
PEBBLEBROOK HOTEL TRUST

NOTICE IS HEREBY GIVEN that our 2010 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Thursday, May 21, 2010 at 8:00 a.m., Eastern Time, at our headquarters, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, for the following purposes:

1. to elect the trustees of the Company to serve until our 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. to ratify the selection of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2010; and

3. to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Shareholders of record at the close of business on March 22, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by email at investors@pebblebrookhotels.com or by phone at (240) 507-1306. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership on the record date and picture identification. If you hold shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement or a copy of your share certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting and hold your shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about April 9, 2010, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access our proxy materials on the Internet.

Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting will be contained in the proxy card or Notice that you receive. If you execute a proxy by telephone, over the Internet or by mailing in a proxy card, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

BY ORDER OF THE BOARD OF TRUSTEES

/s/ Raymond D. Martz
Raymond D. Martz
Secretary
Bethesda, Maryland
April 9, 2010

2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of trustees (the “Board of Trustees” or the “Board”) of Pebblebrook Hotel Trust (the “Company,” “we” or “us”) for use at our 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our headquarters, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, on Thursday, May 21, 2010 at 8:00 a.m. Eastern Time, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements thereof.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. On or about April 9, 2010, we expect to mail our shareholders either a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our Board of Trustees for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, we will make our Proxy Statement, including the Notice of Annual Meeting attached hereto, and our annual report to shareholders, which will include our Annual Report on Form 10-K, publicly available on the Internet according to the instructions provided in the Notice.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

This proxy statement, the accompanying proxy card and our annual report to shareholders, which includes our Annual Report on Form 10-K with audited financial statements for the period from October 2, 2009 (inception) to December 31, 2009, are first being sent to our shareholders on or about April 9, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 21, 2010: This proxy statement and our annual report to shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this proxy statement, our annual report to shareholders, including our Annual Report on Form 10-K, and any amendments or supplements to the foregoing material that are required to be furnished to shareholders.

QUESTIONS AND ANSWERS

Q.	How will we solicit proxies for the Annual Meeting?

A.	We are soliciting proxies by mailing this proxy statement and proxy card to our shareholders. In addition to solicitation by mail, some of our trustees, officers and employees may make additional solicitations by telephone or in person without extra pay. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

We will employ Broadridge Financial Solutions to receive and tabulate the proxies.

Q.	Who is entitled to vote?

A.	All shareholders of record as of the close of business on March 22, 2010, which is the record date, are entitled to vote at the Annual Meeting.

Q.	What is the quorum for the Annual Meeting?

A.	A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all outstanding common shares of beneficial interest, par value $0.01 per share, of the Company (“Common Shares”). No business may be conducted at the meeting if a quorum is not present. As of the record date, 20,343,746 Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented at the Annual Meeting, the chairman of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 22, 2010. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment or postponement is taken.

Q.	How many votes do I have?

A.	You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for trustees.

Q.	How do I vote?

A.	You may vote by Internet, by telephone, by mail or in person at the Annual Meeting. Authorizing your proxy by one of the methods described below will not limit your right to attend the Annual Meeting and vote your Common Shares in person. Your proxy (one of the individuals named in your proxy card) will vote your Common Shares per your instructions. If you fail to provide instructions on a properly submitted proxy, your proxy will vote, as recommended by the Board of Trustees, to elect (FOR) the trustee nominees listed in “Proposal 1 — Election of Trustees” and in favor of (FOR) “Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.”

By Internet — before 11:59 PM Eastern Daylight Time on May 20, 2010

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice or proxy card available when you access the web page.

By Telephone — before 11:59 PM Eastern Daylight Time on May 20, 2010

You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), which is available 24 hours a day, and following prerecorded instructions. Have your proxy card available when you call. If you hold your Common Shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your Common Shares by telephone.

By Mail — proxy card must be received by May 20, 2010

If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided, or returning it to Pebblebrook Hotel Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

In Person — only at the Annual Meeting on May 21, 2010

If you are a shareholder of record, you may vote in person at the Annual Meeting. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by email at investors@pebblebrookhotels.com or by phone at (240) 507-1306. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership on the record date and picture identification. If you hold Common Shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement or a copy of your share certificate(s). If you hold Common Shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your Common Shares at the meeting and hold your Common Shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

Q.	How do I vote my Common Shares that are held by my broker?

A.	If you have Common Shares held by a broker, you may instruct your broker to vote your Common Shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

On July 1, 2009, the SEC approved a change to New York Stock Exchange (“NYSE”) Rule 452 that eliminated the ability of brokers to exercise discretionary voting in uncontested trustee elections. The change, which is effective for shareholder meetings that are held after January 1, 2010, prohibits NYSE member organizations from giving a proxy to vote with respect to an election of trustees without receiving voting instructions from a beneficial owner. Therefore, brokers will not be entitled to vote Common Shares at the Annual Meeting with respect to the election of trustees without instructions by the beneficial owner of the Common Shares. Beneficial owners of Common Shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the election of trustees.

Q.	What am I voting on?

A.	You will be voting on:

•	Proposal 1: the election of seven trustees to hold office until our 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

•	Proposal 2: the ratification of the appointment of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm for the year ending December 31, 2010.

Q.	What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?

A.	Proposal 1: Election of Trustees	The election of each trustee nominee must be approved by a plurality of the votes cast.

	Proposal 2: Ratification of Independent Auditors	Ratification of the appointment of auditors requires a majority of the votes cast.

Q.	How are abstentions and broker non-votes treated?

A.	A “broker non-vote” occurs when a bank, broker or other holder of record holding Common Shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not count “for” or “against” the election of trustees or the ratification of KPMG as our independent public accountants, and thus will have no effect on the result of the vote on these proposals.

Under the rules of the NYSE, brokerage firms may have the discretionary authority to vote their customers’ Common Shares on certain routine matters for which they do not receive voting instructions, including the ratification of independent auditors. The NYSE has recently stated that the uncontested election of trustees is no longer considered a “routine” matter for purposes of broker discretionary voting.

Q.	Will there be any other items of business on the agenda?

A.	The Board of Trustees does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Trustees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q.	What happens if I submit my proxy without providing voting instructions on all proposals?

A.	Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted to elect (FOR) each of the trustee nominees listed in “Proposal 1 — Election of Trustees” and in favor of (FOR) “Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.”

Q.	Will anyone contact me regarding this vote?

A.	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q.	Who has paid for this proxy solicitation?

A.	We have paid the entire expense of preparing, printing and mailing the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our trustees, officers or employees personally or by telephone without additional compensation for such activities. We also will request persons, firms and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q.	May shareholders ask questions at the Annual Meeting?

A.	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q.	What does it mean if I receive more than one proxy card?

A.	It probably means your Common Shares are registered differently and are in more than one account. Sign and return, or vote by Internet or phone, all proxy cards to ensure that all your Common Shares are voted.

Q.	Can I change my vote after I have voted?

A.	Yes. Proxies properly submitted by mail, phone or Internet do not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting by mail, phone or Internet a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q.	Can I find additional information on the Company’s website?

A.	Yes. Our Internet website is located at www.pebblebrookhotels.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees consists of seven members who serve for a term of one year and until their successors are duly elected and qualified. The term of membership expires at each Annual Meeting of Shareholders.

At the Annual Meeting, all seven trustees are nominated for election to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Trustees has nominated our current trustees, Jon E. Bortz, Cydney C. Donnell, Ron E. Jackson, Martin H. Nesbitt, Michael J. Schall, Earl E. Webb and Laura H. Wright, to serve as trustees (each, a “Nominee” and, collectively, the “Nominees”) until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Trustees anticipates that each Nominee will serve, if elected, as a trustee. However, if any person nominated by the Board of Trustees is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.

The Board of Trustees recommends a vote FOR each Nominee.

Information Regarding the Nominees

We believe that all of the Nominees are intelligent, experienced, collegial, insightful and proactive with respect to management and risk oversight, and that they exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee, including the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a trustee. Each of our current trustees has served on the board since the completion of the initial public offering of Common Shares (our “IPO”), in December 2009. Mr. Bortz, our Chairman, President and Chief Executive Officer, has served on the Board since our inception on October 2, 2009.

Name	Age	Background Information

Jon E. Bortz	53	Mr. Bortz has served as our Chairman, President and Chief Executive Officer since our formation in October 2009. Mr. Bortz served as President, Chief Executive Officer and a Trustee of LaSalle Hotel Properties from its formation in April 1998 until his retirement in September 2009. In addition, Mr. Bortz served as Chairman of the Board of LaSalle Hotel Properties’ from January 1, 2001 until his retirement.
		Prior to forming LaSalle Hotel Properties, Mr. Bortz founded the Hotel Investment Group of Jones Lang LaSalle Incorporated in January 1994 and as its President oversaw all of Jones Lang LaSalle’s hotel investment and development activities. From January 1995 to April 1998, as Managing Director of Jones Lang LaSalle’s Investment Advisory Division, he was also responsible for certain East Coast development projects. From January 1990 to 1995, he was a Senior Vice President of Jones Lang LaSalle’s Investment Division, with responsibility for East Coast development projects and workouts. Mr. Bortz joined Jones Lang LaSalle in 1981. He is a former member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, or NAREIT, and serves on the board of trustees of Federal Realty Investment Trust and the board of directors of Metropark USA, Inc. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant.
		We believe that Mr. Bortz should serve as a member of our Board of Trustees due to his long and distinguished career as a chief executive in the lodging industry.

Name	Age	Background Information

Cydney C. Donnell	50	Ms. Donnell has served on our board of trustees since the completion of our IPO in December 2009. She has been an Executive Professor at the Mays Business School of Texas A&M University since August 2004, where she currently serves as Director of Real Estate Programs. Ms. Donnell joined the Mays School in January of 2004. Ms. Donnell was formerly a principal and Managing Director of European Investors/E.I.I. Realty Securities, Inc., or EII. Ms. Donnell served in various capacities at EII and was Chair of the Investment Committee from 2002 to 2003, the Head of the Real Estate Securities Group and Portfolio Manager from 1992 to 2002 and Vice President and Analyst from 1986 to 1992. Prior to joining EII, she was a real estate lending officer at RepublicBanc Corporation in San Antonio from 1982 to 1986. She currently serves as a member of the Executive Committee and Nominating and Corporate Governance Committee of the Board of Directors of American Campus Communities, a publicly traded, student-housing REIT, as a member of the Valuation, Nominating and Compensation, and Audit Committee of the Board of Directors of Madison Harbor Balanced Strategies, Inc., a real estate fund of funds registered under the Investment Company Act of 1940, and as the Vice Chair of the Board of Trustees of the Employee Retirement System of Texas. Ms. Donnell has served on the Board and Institutional Advisory Committee of NAREIT. Ms. Donnell received a B.B.A. from Texas A&M University and an M.B.A. from Southern Methodist University.
		We believe that Ms. Donnell should serve as a member of our Board of Trustees due to her significant experience in the public real estate industry and her experience teaching corporate governance at the business school level.
Ron E. Jackson	67	Mr. Jackson has served on our board of trustees since the completion of our IPO in December 2009. Mr. Jackson is the President and Chief Executive Officer of Meadowbrook Golf, a multi-faceted golf company with divisions in golf turf equipment, golf maintenance and golf operations. Prior to joining Meadowbrook Golf in January 2001, Mr. Jackson was the President and Chief Operating Officer of Resort Condominiums International, or RCI, a Cendant Company with 2,600 resorts in 109 countries. Prior to RCI, Mr. Jackson was the Chief Operating Officer of Chartwell Leisure, a hotel owner/operator and developer. Prior to Chartwell Leisure, Mr. Jackson was the founder, President and Chief Executive Officer of Sunbelt Hotels and Sunbelt Management Company, which was the largest franchisee of Hilton Hotels in the United States. Mr. Jackson received a B.S. in Finance and Marketing from Brigham Young University and an M.B.A. from the University of Utah.
		We believe that Mr. Jackson should serve as a member of our Board of Trustees due to his significant experience as a senior executive in the lodging and resorts industry.

Name	Age	Background Information

Martin H. Nesbitt	47	Mr. Nesbitt has served on our board of trustees since the completion of our IPO in December 2009. Mr. Nesbitt is the founder, President and Chief Executive Officer of PRG Parking Management (d/b/a The Parking Spot), an owner and operator of off-airport parking facilities. Prior to founding The Parking Spot in 1998, Mr. Nesbitt was a Vice President of the Pritzker Realty Group, L.P., or Pritzker, where he was responsible for procuring new real estate investment opportunities and managing retail investments and developments. Prior to Pritzker, from 1989 to 1996, Mr. Nesbitt was an equity partner and Investment Manager at LaSalle Partners, or LaSalle, with a variety of responsibilities, including investment management for retail properties, management and leasing for office projects and acquisition, financing and management of parking properties. While at LaSalle, he also managed several specialty fund portfolios of non-traditional real estate investments. Prior to joining LaSalle, Mr. Nesbitt was employed by General Motors Acceptance Corporation in the area of financial planning. Mr. Nesbitt holds a B.S. from Albion College and an M.B.A. from the University of Chicago.
		We believe that Mr. Nesbitt should serve as a member of our Board of Trustees due to his extensive experience as the chief executive of a travel-related company and as an investor in, and investment manager of, real estate and retail and commercial properties.
Michael J. Schall	52	Mr. Schall has served on our board of trustees since the completion of our IPO in December 2009. He is the Senior Executive Vice President and Chief Operating Officer of Essex Property Trust, Inc., or Essex, a publicly traded real estate investment trust, where he is responsible for the strategic planning and management of Essex’s property operations, redevelopment and co-investment programs. Mr. Schall is also currently a member of the Board of Directors of Essex. From 1993 to 2005, Mr. Schall was Essex’s Chief Financial Officer, responsible for the organization’s financial and administrative matters. He was also the Chief Financial Officer of Essex’s predecessor, Essex Property Corporation. He joined The Marcus & Millichap Company in 1986. From 1982 to 1986, Mr. Schall was Director of Finance for Churchill International, a technology-oriented venture capital company. From 1979 to 1982, Mr. Schall was employed in the audit department of Ernst & Young (then known as Ernst & Whinney), where he specialized in the real estate and financial services industries. Mr. Schall received a B.S. from the University of San Francisco. Mr. Schall is a Certified Public Accountant (inactive) and is a member of NAREIT, the National Multi Housing Council and the American Institute of Certified Public Accountants.
		We believe that Mr. Schall should serve as a member of our Board of Trustees due to his extensive experience as a member of the senior management of a publicly traded REIT, including responsibility for public reporting and his accounting and finance expertise and background.

Name	Age	Background Information

Earl E. Webb	53	Mr. Webb has served on our board of trustees since the completion of our IPO in December 2009. Mr. Webb is President of U.S. Operations for Avison Young, LLC, or Avison, a Canada-based commercial real estate company. Prior to joining Avison, from January 2003 to August 2009, Mr. Webb was the Chief Executive Officer of Jones Lang LaSalle’s Capital Markets Group in the Americas, where he was responsible for strategic direction and management of all capital markets activities throughout the region. From February 1999 to December 2002, Mr. Webb served as Chief Executive Officer of Jones Lang LaSalle Americas, Inc., directing all of the firm’s Corporate Solutions, Investors Services and Capital Markets businesses throughout the Americas, and from 1985 to February 1999, he held other various positions with that company. From 1981 to 1985, Mr. Webb served as Second Vice President in the Capital Markets Group at Continental Illinois National Bank. Mr. Webb holds a B.S. from the University of Virginia and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. He is a Registered Securities Principal series 7, 24 and 63, is an Associate Member of the Urban Land Institute and is a member of the International Council of Shopping Centers, the Real Estate Investment Advisory Council and the Real Estate Roundtable.
		We believe that Mr. Webb should serve as a member of our Board of Trustees due to his significant experience as a senior executive in the real estate and financial services industries and his significant capital markets expertise.
Laura H. Wright	50	Ms. Wright has served on our board of trustees since the completion of our IPO in December 2009. Ms. Wright is Senior Vice President Finance and Chief Financial Officer of Southwest Airlines Co., or Southwest. From 1998 to July 2004, Ms. Wright served as Southwest’s Vice President Finance and Treasurer. From 1988 to 1998, Ms. Wright served as Assistant Treasurer, Director Corporate Finance and Director Corporate Tax of Southwest. Prior to joining Southwest, Ms. Wright was a Tax Manager with Arthur Young & Company. Ms. Wright received a B.S.A. and an M.S.A. from the University of North Texas. Ms. Wright is a Certified Public Accountant and is a member of the Texas Society of Certified Public Accountants, the Financial Executives Institute and the North Texas CFO Forum.
		We believe that Ms. Wright should serve as a member of our Board of Trustees due to her significant experience in the travel industry and in accounting, finance and financial reporting for a public company.

Trustee Independence

Our Corporate Governance Guidelines require that a majority of our trustees be independent. Our Board of Trustees has adopted the categorical standards prescribed by the NYSE to assist the Board of Trustees in evaluating the independence of each of the trustees. The categorical standards describe various types of relationships that could potentially exist between a board member and our Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and the Board of Trustees determines, taking into account all facts and circumstances, that no other material relationship between our Company and the trustee exists of a type not specifically mentioned in the categorical standards, the Board of Trustees will deem such person to be independent. A trustee shall not be independent if he or she satisfies any one or more of the following criteria:

•	a trustee who is, or who has been within the last three years, an employee of our Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company;

•	a trustee who has received, or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from our Company (excluding trustee and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•	(i) a trustee who is or whose immediate family member is a current partner of a firm that is our Company’s internal or external auditor; (ii) a trustee who is a current employee of such a firm; (iii) a trustee who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) a trustee who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our Company’s audit within that time;

•	a trustee who is or has been within the last three years, or whose immediate family member is or has been within the last three years, employed as an executive officer of another company where any of our Company’s present executives at the same time serves or served on that company’s compensation committee; or

•	a trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, our Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

Under these criteria, our Board of Trustees has determined that the following members of our Board of Trustees are independent: Cydney C. Donnell, Ron E. Jackson, Martin H. Nesbitt, Michael J. Schall, Earl E. Webb and Laura H. Wright. We presently have seven trustees, including these six independent trustees.

The Board of Trustees and Its Committees

The Company is managed under the direction of our seven-member Board of Trustees. Members of our Board are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Six of the trustees are independent of the Company’s management. The Board of Trustees held no meetings during their seventeen-day tenure in 2009 following the completion of our IPO on December 14, 2009. The Board of Trustees and each of its committees first met in March 2010. All of the trustees participated in this first meeting. Pebblebrook Hotel Trust has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board of Trustees may from time to time establish other committees to facilitate the management of our company. Each of these committees has a written charter, adopted by the Board of Trustees, has four members and is composed exclusively of independent trustees, as defined in the rules and listing qualifications of the NYSE and, with respect to the members of the Audit Committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Trustees does not have a policy with respect to trustees’ attendance at annual meetings of shareholders, and, because of the routine nature of the meetings and anticipated low levels of in-person shareholder participation at annual meetings of shareholders, members of the Board of Trustees are not expected to attend the Annual Meeting.

We describe the three committees of the Board of Trustees below, and the members of the committees are identified in the following table.

Nominating and
Corporate
	Audit	Compensation	Governance
Trustee	Committee	Committee	Committee

Cydney C. Donnell	✓	✓
Ron E. Jackson		✓	✓
Martin E. Nesbitt	✓	✓
Michael J. Schall	✓		Chair
Earl E. Webb		Chair	✓
Laura H. Wright	Chair		✓

Total Meetings Held in 2009	0	0	0

Audit Committee

The Audit Committee is responsible for reviewing and discussing with management and our independent public accountants our annual and quarterly financial statements, engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the performance and independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. Ms. Wright, one of our independent trustees, chairs our Audit Committee and serves as our “audit committee financial expert,” as that term is defined by the SEC. Each member of the Audit Committee is financially literate and able to read and understand fundamental financial statements. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Additionally, the Audit Committee is responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust under Sections 856-860 of the Code of 1986 (the “Code”).

The Audit Committee did not hold any meetings in 2009 following completion of our IPO on December 14, 2009. The Audit Committee held its first meeting in March 2010.

The Board of Trustees has affirmatively determined that each Audit Committee member is independent as defined in Sections 303A.02 and 303A.07 of the listing standards of the NYSE and under the SEC rules for audit committees. The Audit Committee has adopted a written charter which outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.

Compensation Committee

The Compensation Committee exercises all powers delegated to it by the Board of Trustees in connection with compensation matters. In connection with those responsibilities, the Compensation Committee has the sole authority to retain and terminate compensation consultants employed by it to help evaluate the Company’s compensation programs. The Compensation Committee also has authority to grant awards under the Company’s 2009 Equity Incentive Plan, as amended (the “2009 Equity Incentive Plan”).

The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards.

The Compensation Committee has adopted a written charter which outlines certain specified responsibilities of the Compensation Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to the full Board of Trustees qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the Annual Meeting of Shareholders, makes recommendations to the Board of Trustees regarding candidates to fill vacancies in the Board of Trustees, periodically prepares and submits to the Board of Trustees for adoption the selection criteria for trustee nominees, reviews and makes recommendations on matters involving general operation of the Board of Trustees and our corporate governance and annually recommends to the Board of Trustees nominees for each committee of the Board of Trustees. In addition, this committee annually facilitates the assessment of the Board of Trustees’ performance as a whole and of the individual trustees and officers and reports thereon to the Board of Trustees. Mr. Schall chairs our Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not hold any meetings in 2009 following completion of our IPO on December 14, 2009. The Nominating and Corporate Governance Committee held its first meeting in March 2010.

The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards.

The Nominating and Corporate Governance Committee has adopted a written charter which outlines certain specified responsibilities of the Nominating and Corporate Governance Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.

Conflicts of Interest

The Board of Trustees is responsible for reviewing any transactions that involve potential conflicts of interest. This includes any potential conflicts involving executive officers, trustees and their immediate family members. Our Corporate Governance Guidelines provide in writing that each member of our Board of Trustees will disclose any potential conflicts of interest to the Board and, if appropriate, refrain from voting on a matter in which the trustee may have a conflict. Our Code of Business Conduct and Ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or trustee except under guidelines approved by the Board of Trustees. Because the facts and circumstances regarding potential conflicts are difficult to predict, the Board of Trustees has not adopted a written policy for evaluating conflicts of interests. In the event a conflict of interest arises concerning a matter to be voted on by the Board or any of its committees, the Board of Trustees will review, among other things, the facts and circumstances of the conflict, the Company’s applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

Policy on Voting Regarding Trustees

The Board of Trustees has adopted a policy on voting procedures with respect to the election of trustees. Pursuant to the policy, in an uncontested election of trustees, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote by the Company, submit a written resignation offer to the Board of Trustees for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by the Company of the shareholder vote at the election, make a recommendation to the Board of Trustees concerning the acceptance or rejection of the resignation offer.

In determining its recommendation to the Board of Trustees, the Nominating and Corporate Governance Committee will consider all factors its members deem relevant, which may include:

•	any stated reason or reasons why shareholders who cast withheld votes for the trustee did so;

•	the qualifications of the trustee, and

•	whether the trustee’s resignation from the Board of Trustees would be in the Company’s best interest and the best interest of our shareholders.

The Nominating and Corporate Governance Committee may also consider alternatives to acceptance or rejection of the director’s resignation offer as the members of the Nominating and Corporate Governance Committee deem appropriate, which may include:

•	continued service by the trustee until the next relevant meeting of shareholders;

•	rejection of the resignation offer; or

•	rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.

The Board of Trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote by the Company. In considering the recommendation, the Board of Trustees will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the Board of Trustees deems relevant. The recommendation of the Nominating and Corporate Governance Committee will not be binding on the Board. Any trustee tendering a resignation offer will not participate in the Nominating and Corporate Governance Committee’s or Board’s consideration of whether to accept the resignation offer. We will publicly disclose, in a Current Report on Form 8-K filed with the SEC, the decision of the Board of Trustees. The Board of Trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.

Trustee Compensation

Each trustee who is not an employee of, or affiliated with, the Company receives an annual retainer fee of $50,000, at least half of which is paid in Common Shares. Prior to the beginning of each year, each trustee may elect whether to receive a greater percentage of the annual retainer fee in Common Shares in lieu of cash. Payment of the annual retainer fee, whether in cash or Common Shares, is made in January of the calendar year following the year in which the trustees served on the Board of Trustees. The number of Common Shares issued is determined by dividing the dollar amount each trustee elects to receive in the form of Common Shares by the average closing price of the Common Shares on the NYSE for the ten trading days preceding the date of payment. For their service from December 14, 2009 through December 31, 2009, the trustees were permitted to elect whether to receive a greater percentage of the pro rated annual retainer fee in Common Shares in lieu of cash in March 2010, and the Company paid their fee in that same month.

The Chairperson of the Audit Committee and the Chairperson of the Compensation Committee receive an additional $10,000 and $5,000 in compensation, respectively, which is subject to the same cash or Common Shares elections described above. Additional compensation to the Chairpersons was not paid for 2009. New independent trustees receive a one-time grant of 2,500 restricted Common Shares, which vest ratably on each of the three anniversaries of the date of grant subject to the recipient’s continued service on the Board of Trustees. The current trustees received this one-time grant of 2,500 restricted Common Shares upon completion of our IPO on December 14, 2009. Trustees do not receive any additional compensation in any form for their service, including for attendance at meetings of the Board or its committees. The Company reimburses trustees for out-of-pocket expenses incurred in connection with their service on the Board of Trustees.

For the year ended December 31, 2009, the trustees who were not employees of the Company (six individuals) received for their service the compensation shown in the table below, which reflects a pro rata amount of their annual compensation beginning on the day of the completion of our IPO on December 14, 2009. The Company records the total value of the compensation received by the trustees on its financial statements for the year in which the fees are earned.

Summary of Non-Executive Trustee 2009 Compensation

	Fees Earned
	or Paid		Share
Name	in Cash		Awards(1)	Total

Cydney C. Donnell	$—	(2)	$2,466	$2,466
Ron E. Jackson	$—	(3)	$2,466	$2,466
Martin H. Nesbitt	$—	(4)	$2,466	$2,466
Michael J. Schall	$1,233	(5)	$1,233	$2,466
Earl E. Webb	$1,233	(6)	$1,233	$2,466
Laura H. Wright	$—	(7)	$2,466	$2,466

(1)	All share awards were granted pursuant to our 2009 Equity Incentive Plan. The dollar value is computed in accordance with Accounting Standards Codification 718, Share-Based Payment, and reflects the grant date fair value of share awards granted in 2010 for service in 2009.

(2)	Ms. Donnell elected to receive all of her fees for service in the form of 118 Common Shares valued at a per share price of $20.88 which is the average closing price of the Common Shares on the NYSE for the ten trading days preceding the date of payment.

(3)	Mr. Jackson elected to receive all of his fees for service in the form of 118 Common Shares valued at a per share price of $20.88 which is the average closing price of the Common Shares on the NYSE for the ten trading days preceding the date of payment.

(4)	Mr. Nesbitt elected to receive all of his fees for service in the form of 118 Common Shares valued at a per share price of $20.88 which is the average closing price of the Common Shares on the NYSE for the ten trading days preceding the date of payment.

(5)	Mr. Schall elected to receive half of his fees for service in the form of 59 Common Shares valued at a per share price of $20.88 which is the average closing price of the Common Shares on the NYSE for the ten trading days preceding the date of payment.

(6)	Mr. Webb elected to receive half of his fees for service in the form of 59 Common Shares valued at a per share price of $20.88 which is the average closing price of the Common Shares on the NYSE for the ten trading days preceding the date of payment.

(7)	Ms. Wright elected to receive all of her fees for service in the form of 118 Common Shares valued at a per share price of $20.88 which is the average closing price of the Common Shares on the NYSE for the ten trading days preceding the date of payment.

Nomination of Trustees

Before each annual meeting of shareholders, the Nominating and Corporate Governance Committee considers the nomination of all trustees whose terms expire at the next annual meeting of shareholders and also considers new candidates whenever there is a vacancy on the Board of Trustees or whenever a vacancy is anticipated due to a change in the size or composition of the Board of Trustees, a retirement of a trustee or for any other reasons. In addition to considering incumbent trustees, the Nominating and Corporate Governance Committee identifies trustee candidates based on recommendations from the trustees, shareholders, management and others. The Nominating and Corporate Governance Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating trustee candidates. No such firm was engaged in 2009.

Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee will consider nominations for board membership by shareholders. The rules that must be followed to submit nominations are contained in our bylaws and include the following: (i) the nomination must be received by the Nominating and Corporate Governance Committee at least 120 days, but not more than 150 days, before the first anniversary of the mailing date for proxy materials applicable to the annual meeting prior to the annual meeting for which such nomination is proposed for submission; and (ii) the nominating shareholder must submit certain information regarding the trustee nominee, including the nominee’s written consent.

The Nominating and Corporate Governance Committee will evaluate annually the effectiveness of the Board of Trustees as a whole and of each individual trustee and identify any areas in which the Board of Trustees would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Trustees considers trustee candidates, including those nominated by shareholders, based on a number of factors including: whether the candidate will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the Board of Trustees; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background to assure that the Board of Trustees has the necessary composition to effectively perform its oversight function.

We do not have a formal policy about diversity of Board membership, but the Nominating and Corporate Governance Committee does consider a broad range of factors when nominating trustee candidates to the Board of Trustees, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. The Nominating and Corporate Governance Committee will neither include nor exclude any candidate from consideration solely based on the candidate’s diversity traits.

The Nominating and Corporate Governance Committee will consider appropriate nominees for trustees whose names are submitted in writing by a shareholder of the Company. Trustee candidates submitted by our shareholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other trustee candidates.

Nominations must be addressed to Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, Attn: Raymond D. Martz, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as trustee if elected. In order to be considered for the next annual election of trustees, any such written request must comply with the requirements set forth in the bylaws of the Company and below under “Other Matters — Shareholder Proposals.”

Executive Sessions of Our Non-Management Trustees

As required by the NYSE rules, the independent trustees or the non-management trustees of our Board regularly meet in executive session, without management present. Generally, these executive sessions follow a regularly scheduled meeting of the Board. In 2009, the independent trustees and the non-management trustees of the Board did not meet in executive session. The non-management trustees of the Board did meet in executive session without management at the initial meeting of the Board in March 2010. The board appointed the Chairperson of the Nominating and Corporate Governance Committee, Michael J. Schall, to preside over such executive sessions of the Board.

We have implemented procedures for interested parties, including shareholders, who wish to communicate directly with our independent trustees. We believe that providing a method for interested parties to communicate directly with our independent trustees, rather than the full Board of Trustees, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “— Communication with the Board of Trustees, Independent Trustees and the Audit Committee.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Earl E. Webb (Chairperson), Cydney C. Donnell, Ron E. Jackson and Martin H. Nesbitt. None of the members of our Compensation Committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Trustees or Compensation Committee.

Corporate Governance Matters

Our Board of Trustees has established a Code of Business Conduct and Ethics that applies to our officers, trustees and employees when such individuals are acting for or on our behalf. The Code of Business Conduct and Ethics can be found under “Corporate Governance” on our website at www.pebblebrookhotels.com. Our written Code of Business Conduct and Ethics expressly prohibits the continuation of any conflict of interest by any of our officers, trustees or employees except under guidelines approved by the Board of Trustees. Our Code of Business Conduct and Ethics requires any of our employees to report any actual conflict of interest to a supervisor, manager or other appropriate personnel. Any waiver of the Code of Business Conduct and Ethics of our executive officers or trustees may be made only by our Board of Trustees or one of our Board committees. We anticipate that any waivers of our Code of Business Conduct and Ethics will be posted on our website.

Mr. Bortz serves as both our Chairman and our Chief Executive Officer. We have not appointed a lead independent trustee. As described above, the Board appointed the Chairperson of the Nominating and Corporate Governance Committee, Michael J. Schall, to preside over executive sessions of the Board and meetings of the full Board of Trustees when the Chairman is absent.

We believe that it is in the best interests of our shareholders for Mr. Bortz to serve as our Chairman because of his unique insight into the Company as well as the lodging industry and his excellent reputation among institutional investors. We believe that appointing an independent trustee to preside over executive sessions of the Board and providing for all trustees to add items to the agenda of meetings of the Board and its committees mitigates the risk that having our Chief Executive Officer serve as our Chairman may cause management to have undue influence on our Board of Trustees.

The Company’s Board of Trustees takes an active and informed role in the Company’s risk management policies and strategies. At least annually, the Company’s executive officers who are responsible for the Company’s day-to-day risk management practices will present to the Board of Trustees a comprehensive report on the material risks to the Company, including credit risk, liquidity risk and operational risk. At that time, the management team will also review with the Board of Trustees the Company’s risk mitigation policies and strategies specific to each risk that is identified. If necessary, the Board of Trustees may delegate specific risk management tasks to management or a committee. Throughout the year, management monitors the Company’s risk profile and, on a regular basis, updates the Board of Trustees as new material risks are identified or the aspects of a risk previously presented to the Board materially change. The Audit Committee also actively monitors risks to the Company throughout the year, and with the aid of management, identifies any additional risks that need to be elevated for the full Board’s consideration.

Communication with the Board of Trustees, Presiding Trustee of the Non-Management Trustees and the Audit Committee

Our Board of Trustees may be contacted by any party via mail at the following address.

Board of Trustees
Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814

The Audit Committee has adopted confidential, anonymous processes for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the following address.

Ms. Laura Wright,
Chairperson, Audit Committee
Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814

Biographical Information Regarding Executive Officers Who Are Not Trustees

Name	Age	Background Information

Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary	39	Mr. Martz serves as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Martz most recently served as Chief Financial Officer for Phillips Edison & Company, one of the largest private owners of community shopping centers in the U.S., from August 2007 until November 2009. Prior to joining Phillips Edison, Mr. Martz served as the Chief Financial Officer, Secretary and Treasurer of Eagle Hospitality Properties Trust, Inc., a NYSE-listed hotel REIT, from May 2005 until August 2007. Prior to that, Mr. Martz was employed by LaSalle Hotel Properties in a variety of finance functions from 1997 to 2005, including serving as its Treasurer from 2004 to 2005, Vice President of Finance from 2001 to 2004 and Director of Finance from 1998 to 2001. Prior to joining LaSalle Hotel Properties, Mr. Martz was an associate with Tishman Hotel Corporation from 1995 through 1997, focusing on a variety of areas including asset management and development. From 1994 to 1995, he served in several hotel operations roles at Orient Hotel Group, a private owner and operator of hotels. Mr. Martz received his B.S. from the School of Hotel Administration at Cornell University in 1993 and a M.B.A. from Columbia University in 2002.

Thomas C. Fisher Executive Vice President and Chief Investment Officer	39	Mr. Fisher serves as our Executive Vice President and Chief Investment Officer. Mr. Fisher most recently served as Managing Director -- Americas for Jones Lang LaSalle Hotels, one of the world’s leading hotel investment services firms. Mr. Fisher joined Jones Lang LaSalle Hotels in 1996 and served in a variety of roles, including his most recent position as Managing Director leading the national full-service investment sales platform. Prior to joining Jones Lang LaSalle Hotels, Mr. Fisher was an Associate with The Harlan Company from 1994 to early 1996, an investment banking boutique in New York City where he focused on commercial real estate investment services including investment sales, capital raises and tenant representation. Prior to joining The Harlan Company, Mr. Fisher was a Real Estate Analyst in the corporate office of the Prudential Realty Group where he worked on general account investments covering multiple property types including hotel, office and retail. Mr. Fisher received his B.S. with Distinction from the School of Hotel Administration at Cornell University in 1993.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Trustees of the Company has selected the accounting firm of KPMG LLP (“KPMG”) to serve as the independent registered public accountants of the Company for the year ending December 31, 2010, and the Board of Trustees is asking shareholders to ratify this appointment. Although current law, rules and regulations, as well as the Audit Committee charter, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Trustees considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of KPMG for ratification by shareholders as a matter of good corporate practice. KPMG has served as the Company’s independent registered public accountants since the Company’s formation in October 2009 and is considered by management of the Company to be well qualified.

Fee Disclosure

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the year ended December 31, 2009:

Year Ended
December 31,
2009

Audit Fees	$88,250
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$88,250

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements. Audit Fees include fees for professional services rendered in connection with quarterly and annual financial statements and fees and expenses related to the issuance of consents and comfort letters by KPMG related to our IPO.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Policy

Commencing with our 2010 fiscal year, all audit, tax and other services provided to us will be reviewed and pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. All of the fees paid to KPMG that are described above were approved by the Board.

We expect that a representative of KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee has considered whether, and has determined that, the provision by KPMG of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining KPMG’s independence from management and the Company.

The Board of Trustees recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

AUDIT COMMITTEE REPORT

The following is a report by the Company’s Audit Committee regarding the responsibilities and functions of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees, in accordance with the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the Company’s year-end earnings release.

The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accountants the auditors’ independence, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed and received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding in the independent auditors’ communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee will meet at least four times per year with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee will hold meetings with management prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q with the SEC and the release to the public of its quarterly earnings, and review and discuss with management the Company’s Quarterly Reports on Form 10-Q and its quarterly earnings releases.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust (“REIT”) under Sections 856-860 of the Code.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”

The Audit Committee has adopted a written charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The Audit Committee did not meet during 2009.

Each of the Audit Committee members is independent as defined by the NYSE listing standards and each member is financially literate. The Board of Trustees has identified Laura H. Wright as the “audit committee financial expert” within the meaning of the SEC rules.

Submitted by the Audit Committee
of the Board of Trustees

Laura H. Wright (Chairperson)
Cydney C. Donnell
Martin E. Nesbitt
Michael J. Schall

COMPENSATION COMMITTEE REPORT

The following is a report by the Company’s Compensation Committee regarding the Company’s executive officer compensation program.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement (“CD&A”) with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Trustees (and the Board has approved) that the CD&A be included in the Company’s Proxy Statement on Schedule 14A prepared in connection with the Annual Meeting.

Submitted by the Compensation Committee of the Board of Trustees

Earl E. Webb (Chairperson)
Cydney C. Donnell
Ron E. Jackson
Martin E. Nesbitt

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

The Company’s primary objective is to deliver attractive long-term total returns to shareholders through appreciation in the value of Common Shares and by providing income to its shareholders through the establishment of and increases in distributable cash flow. To do so, the Company will seek to enhance the return from, and the value of, the hotels in which it invests.

The Company was formed in October 2009 and completed its IPO on December 14, 2009. Prior to completion of the IPO, Mr. Bortz was the Company’s sole trustee and officer and received no compensation from the Company. Upon completion of the IPO, Mr. Martz joined the Company and Mr. Bortz and Mr. Martz were the Company’s only executive officers for the period from December 14, 2009 through December 31, 3009. The independent trustees of the Company, including members of the Compensation Committee, became trustees effective upon closing of the IPO on December 14, 2009. No meetings of the Compensation Committee were held in 2009. The initial annual base salaries and target bonuses for Messrs. Bortz and Martz for 2010 were disclosed in the Company’s registration statement on Form S-11 filed with the SEC in connection with the IPO, and for the period from December 14, 2009 through December 31, 2009, Messrs. Bortz and Martz were paid base salaries on a pro rata basis based on their annual base salaries. No bonuses were paid for the 2009 period. Messrs. Bortz and Martz received awards of LTIP (Long-Term Incentive Partnership) units, as further described below, upon completion of the IPO. Mr. Fisher joined the Company on January 11, 2010. Mr. Fisher’s initial LTIP unit awards, 2010 base salary and 2010 target bonus were approved by unanimous written consent of the full Board prior to his joining the Company. The initial meeting of the Compensation Committee was held on March 10, 2010. At the initial meeting, the 2009 pro rata salaries paid to Messrs. Bortz and Martz were ratified and the 2010 base salaries and 2010 target bonuses for Messrs. Bortz, Martz and Fisher were ratified and approved. At the meeting, the Compensation Committee and the Board also approved grants of restricted share awards to Messrs. Bortz, Martz and Fisher and to other employees of the Company as part of their 2010 compensation. Messrs. Bortz, Martz, and Fisher are our “Named Executive Officers.” Because the Company was only active operationally for approximately three weeks in 2009, and the 2009 compensation was based on pro rata amounts for 2009, this report will focus on the compensation arrangements for 2010, as approved by the Compensation Committee on March 10, 2010. Because the Company is effectively in start-up mode, the criteria for 2010 compensation will likely differ from the Company’s compensation structure and philosophy once the Company has deployed a significant portion of the capital raised in the IPO through the acquisition of hotel properties.

The following table summarizes the primary components and rationale of our compensation philosophy and the pay elements that support that philosophy.

Philosophy Component	Rationale/Commentary	Pay Element

Compensation should reinforce business objectives and Company values	The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the corporate performance goals and objectives designed by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.	All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits)

Our key executive officers should be retained and motivated	The primary purpose of the Company’s executive compensation program is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.	Equity incentive compensation (time-based restricted shares, LTIP units and performance-based restricted shares), equity incentive plan bonuses, change in control severance agreements and vesting of equity awards upon a change in control of the Company

A majority of compensation for top executive officers should be based on performance
The Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, and its performance against its business objectives, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term career contributions to the Company.

The Compensation Committee may in the future consider granting performance-based restricted shares in addition to LTIP units.
Equity incentive compensation (LTIP units and performance-based restricted shares) and annual cash incentive bonuses

Philosophy Component	Rationale/Commentary	Pay Element

Compensation should align interests of executive officers with shareholders	Performance-based pay aligns the interest of management with the Company’s shareholders. Performance-based compensation motivates and rewards individual efforts and Company success. Approximately 40% to 50% of the executive officer’s targeted compensation is linked to achievement of company objectives and performance. The performance-based percentage of compensation increases as performance improves and decreases as performance declines. If the Company fails to achieve its corporate objectives, has poor relative performance and/or poor total shareholder returns, the executive officers will receive reduced incentive compensation, reduced total compensation and lower value creation through ownership of Company shares or LTIP units. The executive officers have an opportunity, in the event of superior achievement of corporate objectives, relative performance or outstanding total shareholder returns, to earn overall compensation packages greater than the compensation that would otherwise be paid and increased value creation through ownership of Company shares or LTIP units.	Merit salary increases, annual cash incentive bonuses and equity incentive compensation (time-based restricted shares, LTIP units and performance-based restricted shares)

Compensation should be competitive		All elements

Role of the Compensation Committee

The Compensation Committee determines compensation for the Named Executive Officers. The Compensation Committee consists of four trustees, Earl E. Webb (Chairperson), Cydney C. Donnell, Ron E. Jackson and Martin E. Nesbitt. The Compensation Committee exercises independent discretion in respect of executive compensation matters, including the retention or termination of any compensation consultant. The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation but may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for our Named Executive Officers. As part of the executive compensation determination process, the Compensation Committee seeks input from the trustees not on the Compensation Committee and the Chief Executive Officer whose recommendations are evaluated along with all other compensation data gathered by the Compensation Committee. Moreover, the Named Executive Officers each year will prepare a list of management business objectives (“MBOs”) for the upcoming year. In 2010, MBOs will be used to determine 100% of each Named Executive Officer’s annual cash incentive bonus (discussed below). MBOs vary from year to year and may consist of matters such as achievement of specified financial performance at individual hotels or the portfolio overall; success in the pursuit of new hotel investments;

achievement of particular business items, such as renovations or repositioning of hotels; development of compliance programs; and development of strategic plans. MBOs focus, in part, on enhancing the return from, and value of, the Company’s hotels. Each year’s proposed MBOs are discussed with the Compensation Committee, whose members may require that the Named Executive Officers modify the proposed MBOs. The final MBOs are approved by the Board of Trustees. On a quarterly basis, the Named Executive Officers provide the Compensation Committee with status reports on their success in achieving the MBOs. For 2010, because the Company is effectively in start-up mode, the MBOs for the Named Executive Officers focus generally on establishing the Company and its financial, accounting, operating and asset management systems, acquiring initial properties (depending on market conditions and pricing), establishing a credit facility and filing the Company’s Annual Report on Form 10-K.

Compensation for fiscal year 2010 for each of our Named Executive Officers was determined by the Board (which at the time consisted of Mr. Bortz as sole trustee) prior to the IPO and was ratified by the Compensation Committee and the Board at their first meetings in March 2010. The Board and the Compensation Committee reviewed the publicly disclosed compensation packages of executives of certain other public REITs of comparable size as a group, as compiled and documented in a survey of compensation for executives who’s companies are members of the National Association of Real Estate Investment Trusts, or NAREIT. Because the Company has recently completed its IPO, and as of the date of the proxy statement does not own any hotel properties, the initial compensation for the executive officers was established by the Compensation Committee without regard to any specific comparable company since the other companies own substantial assets and have operating histories. MBOs for 2010 were submitted by the Named Executive Officers after consultation with the Chairperson of the Compensation Committee, and were then discussed, finalized and approved by the Compensation Committee and the Board. Due to the start-up nature of the Company’s operations, the MBOs for 2010 are focused on achieving general business objectives, including establishing the Company and its financial, accounting, operating and asset management systems, establishing a credit facility, filing the Company’s Annual Report on Form 10-K and pursuing and acquiring hotels that meet the financial, quality and other criteria for purchase by the Company. In addition, the Compensation Committee also considered other matters, including total compensation payable under different scenarios such as a change in control of the Company or a termination of the Named Executive Officers’ employment as contained in the NAREIT compensation survey.

Components and Criteria of Executive Compensation

After the Company has been operating for a longer period of time, the Compensation Committee believes that a significant portion of each Named Executive Officer’s overall compensation should be (i) payable over a period of more than one year, (ii) depend on the Company’s performance relative to other REITs, (iii) depend on total compensation paid by REITs similar to the Company, either by size or by industry (in this case, the REIT lodging industry), and (iv) depend on the Company’s total absolute and relative shareholder return and other performance measurements, both absolute and relative to its peers. As a result, if the Company has poor relative performance and/or poor total shareholder return, the Named Executive Officers will receive reduced incentive compensation and reduced total compensation. In return, the Named Executive Officers should have an opportunity, in the event of superior relative performance and superior total shareholder return, to earn overall compensation packages significantly greater than established target amounts. Until the Company has operated for a longer period of time, the Compensation Committee and the Board believe that incentive compensation should relate to MBOs designed to establish the Company as a successful acquirer and owner of quality hotel properties underwritten to achieve the Company’s financial and other criteria.

The Company has initially set annual base salaries at a level necessary to attract and retain the Named Executive Officers, commensurate with the officers’ responsibilities, reputations and experience. The Company has also set annual cash target incentive bonuses as a percentage of base salary and at levels necessary to attract and retain the Named Executive Officers, the amount of which ultimately will be approved by the Compensation Committee and the Board and will depend on management’s achievement of the initial MBOs. The Company initially has determined to pay time-based long-term equity incentive compensation to encourage the Named Executive Officers to pursue strategies that will create long-term value for our shareholders, to align with our shareholders by tying a significant portion of compensation to the value of Common Shares with time-based vesting over the long term and to promote continuity of management by retaining the Named Executive Officers.

The Compensation Committee determined that executive compensation for fiscal year 2010 primarily would consist of (i) annual cash base salary, (ii) annual cash incentive bonus, and (iii) restricted share awards granted in March 2010, subject to time-based vesting provisions over a three-year period. Pursuant to the time-based vesting provisions, the restricted share awards vest one-third of the original grant amount on each of March 11, 2011, 2012 and 2013.

The following narrative discusses the components of fiscal year 2009 and 2010 compensation.

Base Salary

Base salary is the only predictable form of annual cash compensation to our Named Executive Officers and the Compensation Committee believes base salary is an important element of total compensation for that reason. The Compensation Committee believes that base salary should be commensurate with each Named Executive Officer’s position and experience, subject to annual adjustments based on market conditions, peer group analysis, size and scope of the Company’s operations and individual contributions and performance.

For 2010, the base salary of each of our Named Executive Officers is based on the following qualitative and quantitative factors:

•	an amount necessary to attract and retain the Named Executive Officers given the start-up nature of the Company;

•	an assessment of the scope of the Named Executive Officer’s responsibilities, leadership and individual role within the executive management team;

•	the Named Executive Officer’s reputation and experience in the lodging industry;

•	the competitive market compensation paid to executive officers in similar positions at other public REITs having comparable equity market value to the Company.

The Compensation Committee will annually review the individual responsibilities and leadership attributes of each Named Executive Officer. The Compensation Committee’s review will include its evaluation of each Named Executive Officer’s role and contributions to the Company during the last year. Among other matters, the Compensation Committee will consider the performance of employees managed by the Named Executive Officers; the asset management strategies proposed or implemented by the Named Executive Officer to improve hotel property performance; the status of the Company’s hotel property acquisition activities; the Company’s execution on short- and long-term strategic initiatives for which the Named Executive Officer is responsible; and the Company’s compliance with applicable laws and regulations to the extent within the Named Executive Officer’s responsibility.

In addition, a tool by which the Compensation Committee will measure a Named Executive Officer’s performance is the Named Executive Officer’s progress with respect to the Company’s MBOs, which, as described above are prepared and proposed by the Named Executive Officers and then discussed, modified and approved by the Compensation Committee and the Board each year. Quarterly progress reports with respect to the MBOs will provide the Compensation Committee with a regular update on the performance of the Named Executive Officers. As noted elsewhere in this Proxy Statement, MBOs are primarily used to determine the annual cash incentive bonus, but MBOs can be expected also to influence the Compensation Committee’s determination of base salaries in the future.

The Compensation Committee’s review of a Named Executive Officer’s role and contribution to the Company will include the observations of the Chief Executive Officer with respect to the performance of the other Named Executive Officers, especially as to day-to-day responsibilities and intra-company leadership qualities and growth.

With respect to the Named Executive Officer’s expertise and experience within the industry, the Compensation Committee expects to consider involvement in industry or trade groups such as NAREIT, as well as awards or other recognition by industry or trade groups or other industry participants.

The 2010 annual base salaries for the Named Executive Officers are provided in the Summary Compensation Table below.

Annual Cash Incentive Bonus

Due to the Company’s short existence in 2009, there were no cash incentive bonuses paid in or for 2009. The annual cash incentive bonus program is intended to compensate our Named Executive Officers for achieving our annual goals at both the corporate and hotel asset levels, as well as implementing long-term plans and strategies. In 2010, the annual cash target incentive bonuses were based on amounts necessary to initially attract and retain the Named Executive Officers. The Compensation Committee reviewed and approved these amounts after reviewing compensation for executives primarily in REITs of comparable size as detailed in the above discussion of the NAREIT executive compensation survey. The annual cash incentive bonus for a fiscal year will be paid in the first quarter of the following year, when audited financial statements for such fiscal year become available for the Company. For example, the Company expects to pay the Named Executive Officers their 2010 cash target incentive bonuses in March 2011. For 2010, the Compensation Committee, after consultation with the Chief Executive Officer, will determine the percentage above, at or below the cash target incentive bonuses based upon the achievement of the Company’s approved MBOs.

The Compensation Committee emphasizes the importance of incentive cash compensation (the annual cash incentive bonus program) as a component of total compensation for the Named Executive Officers. The Company believes this component of the Company’s compensation program is an investment in high quality, successful employees who can improve the operational performance of the Company’s hotels and generate new business opportunities and investments that create value for shareholders.

The target bonus for Mr. Bortz for 2010 is $300,000 (100% of annual base salary). The target bonus for each of Messrs. Martz and Fisher is $200,000 (approximately 80% of annual base salary).

Long-Term Equity Incentive Awards

Overview.  The 2009 Equity Incentive Plan allows for long-term incentives to our Named Executive Officers, key employees and consultants and other service providers to the Company, its subsidiaries and advisors through grants of LTIP units, option rights, appreciation rights and restricted share awards. Awards granted to Named Executive Officers and other employees under the incentive plan are designed to provide grantees with an incentive to promote the long-term success of the Company in line with our shareholders’ interests. The awards align the Named Executive Officers’ interest with the interests of shareholders by providing the Named Executive Officers with an ownership interest in the Company and a stake in the Company’s success. The 2009 Equity Incentive Plan is administered by the Compensation Committee, which has the discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards. Awards may have a vesting period that is tied to each Named Executive Officer’s or employee’s continued service to the Company or a specifically identified set of performance measures.

Long-term equity incentive awards for the Named Executive Officers with respect to a fiscal year are typically issued near the beginning of such fiscal year or toward the end of the prior fiscal year.

December 2009 Awards.  Effective upon completion of the IPO in December 2009, Messrs. Bortz and Martz received grants of 723,035 and 132,260, respectively, LTIP unit awards in our operating partnership. In January 2010, upon joining the Company, Mr. Fisher received a grant of 47,349 LTIP awards. The awards were granted pursuant to our 2009 Equity Incentive Plan.

LTIP units are a special class of partnership interests in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one common share under the 2009 Equity Incentive Plan, reducing availability for other equity awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to our employees. The vesting period for any LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, or whether the LTIP units have reached full parity with the operating partnership units or not, will receive the same per-unit profit distributions as units of our operating partnership, which profit distribution will generally equal per share distributions on Common Shares. This treatment with respect to distributions is similar to the expected treatment of our restricted share awards, which will generally receive full distributions whether vested or not. Initially, LTIP units will not have full parity with operating partnership units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of operating partnership unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of operating partnership units at any time, and thereafter enjoy all the rights of operating partnership units, including exchange rights which include the right to redeem the operating partnership units for Common Shares or cash, at our option. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that an officer will realize for a given number of vested LTIP units will be less than the value of an equal number of Common Shares.

In March 2010, each of Messrs. Bortz, Martz and Fisher received awards of restricted Common Shares subject to time-based vesting. Mr. Bortz received 28,776 restricted Common Shares, and Messrs. Martz and Fisher each received 14,388 restricted Common Shares. The shares were granted pursuant to our 2009 Equity Incentive Plan and are intended as part of the 2010 compensation program. The grants to Messrs. Bortz and Martz were anticipated and detailed in the Company’s registration statement on Form S-11 filed with the SEC in connection with the IPO and were based upon a level of equity compensation necessary to attract and retain the two Named Executive Officers. The grant to Mr. Fisher was based upon an employment arrangement approved by the full Board at the time of Mr. Fisher’s hiring as Chief Investment Officer and was based upon amounts necessary to attract and retain Mr. Fisher.

Other Benefits

Consistent with the philosophy of the Compensation Committee to establish individual- and Company-based performance measures, the Compensation Committee will continue to maintain competitive benefits and perquisites for Named Executive Officers. However, the Compensation Committee does not view benefits and perquisites as a key component of the Company’s compensation program and their total value remains a small percentage of each Named Executive Officer’s base salary. The Compensation Committee may revise, amend or add to each Named Executive Officer’s benefits and perquisites if it deems it advisable.

Other Factors Considered by the Compensation Committee

Tax Deductibility of Executive Compensation

Section 162(m) of the Code limits the deduction that a public corporation may claim for compensation paid to its chief executive officer and its three other highest paid executive officers (other than its chief financial officer). The compensation deduction that may be claimed on account of amounts paid to each of those executive officers is limited to $1 million per year. Compensation that qualifies as “performance based compensation” under Section 162(m) of the Code is not subject to the deduction limit.

A transition rule under Section 162(m) of the Code applies to compensation paid by the Company under an agreement or plan that was in effect at the time of the Company’s IPO; provided that the prospectus for the offering disclosed the terms of the agreement or plan in accordance with the requirements of applicable securities law. The transition rule provides that compensation paid under such agreements before the end of a specified reliance period is not subject to the Section 162(m) deduction limit. Similarly, compensation paid pursuant to awards granted under a plan, like the 2009 Equity Incentive Plan, before the end of the specified reliance period is not subject to the Section 162(m) deduction limit. The reliance period for the Company under the transition rule will end on the earlier of (i) the expiration date of the plan or agreement, (ii) the date the plan or agreement is materially modified, (iii) the date on which all of the Company shares authorized for issuance under the 2009 Equity Incentive Plan have been issued or (iv) the date of the 2013 annual meeting of the Company’s shareholders. The Company should be entitled to rely on the relief provided under the transition rule so that Section 162(m) will not apply to compensation paid under the agreements, or grants made under the 2009 Equity Incentive Plan, before the end of the reliance period.

With respect to compensation that is not exempt from the deduction limit under this transition rule, the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid to the Named Executive Officers and thus may design compensation awards and incentives so that they qualify as “performance based compensation” under Section 162(m) of the Code. However, in order to maintain flexibility in compensating the Named Executive Officers in a manner designed to promote our corporate goals, including retaining and providing incentives to the Named Executive Officers, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Section 162(m) of the Code should not affect the deductibility of any compensation paid by the Company in 2009 to the Named Executive Officers.

Payments Upon Termination of a Named Executive Officer and Vesting of Equity Awards Upon a Change in Control of the Company

The Company has entered into an agreement with each of its Named Executive Officers to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee expects to review the terms of the three change in control severance agreements annually. Because each Named Executive Officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors expected to be considered by the Compensation Committee when annually reviewing the Named Executive Officer’s total compensation and change in control severance agreement terms in the future.

The agreement with each Named Executive Officer provides that the Named Executive Officer will be entitled to the severance payments and benefits detailed under “Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies” if the Named Executive Officer resigns for “good reason” or if the Named Executive Officer is terminated by the Company without “cause” in connection with, or within one year after, a change in control of the Company. As noted at the beginning of this Compensation Discussion and Analysis, one of the Company’s executive compensation philosophies is the retention of key executive officers. The Compensation Committee believes that the terms of the change in control severance agreements described above, including the events triggering severance payments, are competitive with other lodging REITs and promote stability among its Named Executive Officers which is important to the Company’s overall performance.

In addition, the Compensation Committee considers the effect of accelerated vesting of certain equity awards upon a termination of a Named Executive Officer or a change in control of the Company. The Compensation Committee reviewed the terms of the restricted share award agreements, including the immediate vesting of time-based restricted shares upon a change in control of the Company or upon a Named Executive Officer’s termination without cause. The Compensation Committee believes that the terms of the restricted share award agreements are competitive with other lodging REITs and promote stability among its Named Executive Officers which is important to the Company’s overall performance. For more information on the vesting terms of the Named Executive Officer’s restricted shares, see “Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies — Vesting of Long-Term Equity Incentive Awards.”

Risk Management Considerations

As a start-up company without any currently owned hotel properties, the Company has sought to initially structure its compensation so as to encourage management to establish sound operating, financial, accounting and asset management systems rather than reaching acquisition targets or achieving certain financial goals. Moreover, the Company believes that paying a significant portion of total compensation in Common Shares aligns management’s incentives with those of the Company’s shareholders. As a result, the Company believes its initial compensation policies and practices are designed to promote prudent risk management.

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our Named Executive Officers for the year shown as consideration for services rendered to us. Mr. Fisher joined the Company in January 2010 and received no compensation from the Company for 2009.

With respect to long-term equity incentive awards, the dollar amounts indicated in the table under “Share Awards” are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

									Non-Equity
Name and									Incentive Plan	All Other
Principal Position	Year		Salary		Bonus		Share Awards		Compensation	Compensation		Total

Jon E. Bortz	2009	(1)	$18,904	(2)	—	(3)	$6,145,798	(4)	—	$1,096	(5)	$6,165,798
Chairman, President and Chief Executive Officer
Raymond D. Martz	2009	(1)	$15,753	(2)	—	(3)	$1,124,210	(4)	—	$881	(5)	$1,140,844
Chief Financial Officer, Executive Vice President, and Treasurer and Secretary

(1)	2009 includes the period from December 9, 2009 (the date of the first trading day of Common Shares) through December 31, 2009.

(2)	This amount reflects the pro rata amount of the executive’s 2009 and 2010 salary for the period from December 9, 2009 (the date of the first trading day of Common Shares and the date of commencement of compensated employment) through December 31, 2009. Mr. Bortz’s annual salary is $300,000 and Mr. Martz’s is $250,000. Mr. Fisher’s annual salary is $250,000.

(3)	We did not pay any portion of the executive’s annual bonus for the period from the first trading day of Common Shares on December 9, 2009 through December 31, 2009. The annual target bonuses for 2010 for Mr. Bortz and for Mr. Martz are expected to be $300,000 and $200,000, respectively.

(4)	Reflects the grants to Mr. Bortz and Mr. Martz of 723,035 and 132,260 LTIP units, respectively, under our 2009 Equity Incentive Plan upon completion of our IPO. Both awards have a five-year vesting period. For purposes of this table, we determined that the grant date fair value for each LTIP unit was $8.50. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 4 to the financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2009.

(5)	This amount was paid by the Company for the executive’s health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). The Company did not pay any premiums for disability or life insurance for 2009.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based equity awards granted in 2009 to the Named Executive Officers. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with the applicable accounting literature.

		All Other Share
		Awards: Number of	Grant Date Fair
Name	Date of Grant	Shares	Value

Jon E. Bortz	December 14, 2009	723,035 (1)	$6,145,798	(2)
Raymond D. Martz	December 14, 2009	132,260 (1)	$1,124,210	(2)

(1)	Reflects the grant of LTIP units to the executive under our 2009 Equity Incentive Plan in connection with the completion of our IPO. The award vests ratably on each of the first five anniversaries of the date of grant.

(2)	For purposes of this table, we determined that the grant date fair value for each LTIP unit was $8.50. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 4 to the financial statements included in the Company’s Form 10-K for the period ended December 31, 2009.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Executive Compensation and Other Information — Compensation Discussion and Analysis.” The terms of change in control severance agreements that we have entered into with our executives are described below under “Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2009.

	Share Awards
	Number of Shares that		Market Value of Shares
Name	have Not Vested(3)		that have Not Vested

Jon E. Bortz	723,035	(1)	$15,914,000	(2)
Raymond D. Martz	132,260	(1)	$2,911,043	(2)

(1)	Reflects the grant of LTIP units to the executive under our 2009 Equity Incentive Plan upon completion of our IPO. The award vests ratably on each of the first five anniversaries of the date of grant: December 14, 2010, December 14, 2011, December 14, 2012, December 14, 2013, and December 14, 2014.

(2)	Unless and until LTIP units reach parity with Common Shares, the value of LTIP units can only be estimated. As stated above, we determined that for purposes of GAAP the fair value for each LTIP unit was $8.50 on the date of grant, December 14, 2010. However, pursuant to SEC rules, for purposes of this table the market value per unvested LTIP unit is assumed to be $22.01, the closing market price per Common Share at the end of the last completed fiscal year, December 31, 2009. This table further assumes that the LTIP units had reached parity with Common Shares on December 31, 2009. However, as of December 31, 2009, the LTIP units had not reached parity with Common Shares. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 4 to the financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2009.

(3)	The following table summarizes the LTIP unit awards for which a portion of the LTIP units remain unvested and provides information about their vesting periods.

	Number of LTIP Units Granted to
	Named Executive Officers
Grant Date	Jon E. Bortz	Raymond D. Martz	LTIP Unit Vesting Periods

December 14, 2010	723,035	132,260	20% of the LTIP units vest each year on each December 14 for five years, beginning on December 14, 2010

Option Exercises and Shares Vested

The Company did not grant any share option awards or share awards to the Named Executive Officers in 2009. No share awards to the Named Executive Officers vested in 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2009 relating to the 2009 Equity Incentive Plan pursuant to which grants of options, restricted shares, restricted units or other rights to acquire shares may be granted from time to time.

Number of
	Securities to be		Number of
	Issued upon	Weighted-average	Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders(1)	—	—	425,875
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	425,875

(1)	Our 2009 Equity Incentive Plan was approved by the Company’s sole trustee and the Company’s sole shareholder prior to completion of the Company’s IPO.

CHANGE IN CONTROL SEVERANCE AGREEMENTS, EQUITY AWARD VESTING AND OTHER TERMINATION POLICIES

Change in Control Severance Agreements of Messrs. Bortz, Martz and Fisher

The Company previously entered into agreements with its Named Executive Officers to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee expects to review the terms of these change in control severance agreements annually. As described in more detail below, because each Named Executive Officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments will be one of the factors considered by the Compensation Committee when annually reviewing each Named Executive Officer’s total compensation and change in control severance agreement terms.

The change in control severance agreements for Messrs. Bortz and Martz became effective on December 14, 2009 and for Mr. Fisher on March 5, 2010, each for an initial term of three years; provided, however, that the term is automatically extended for an additional year on each anniversary date of the effective date of the change in control severance agreement beginning on the third anniversary of the effective date of the change in control severance agreement unless, not less than six months prior to the termination of the then existing term, our Board provides notice to the executive of its intent not to extend the term further. Each of the Named Executive Officers may terminate his agreement prior to the expiration of the term as described below.

Termination Without Cause in Connection With, Or Within One Year After, A Change in Control and Resignation With Good Reason

The agreement provides that upon the termination of the executive either by the Company without “cause” in connection with, or within one year after, a change in control of the Company or the voluntary resignation by the executive, upon 30 days’ prior written notice to the Company, for “good reason,” the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary, annual cash target incentive bonus and accrued vacation time earned but not paid to the date of termination;

•	a lump sum cash payment equal to the product of three (in the case of Mr. Bortz) or two (in the case of Messrs. Martz and Fisher) times the sum of (x) his then-current annual base salary plus the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•	a lump sum cash payment equal to three (in the case of Mr. Bortz) or two (in the case of Messrs. Martz and Fisher) times the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “— Vesting of Long-Term Equity Incentive Awards”).

Termination Without Cause (and Without A Change in Control)

If the executive is terminated without “cause” and not in connection with or within one year of a change in control of the Company, the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary, annual cash target incentive bonus and accrued vacation time earned but not paid to the date of termination;

•	a lump sum cash payment equal to the sum of (x) his then-current annual base salary, plus (y) the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•	a lump sum cash payment equal to the product of one (in the case of Mr. Bortz) or two-thirds (in the case of Messrs. Martz and Fisher) times the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “— Vesting of Long-Term Equity Incentive Awards”).

Termination For Cause and Resignation Without Good Reason

If the Company terminates the executive for “cause” or the executive voluntarily terminates his employment without “good reason,” the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary and accrued vacation time earned but not paid to the date of termination; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “— Vesting of Long-Term Equity Incentive Awards”).

Other Key Change in Control Severance Agreement Terms

As a condition of any severance payment and related benefits described above, each of Messrs. Bortz, Martz and Fisher has agreed to a general release of any and all claims relating to the Named Executive Officer’s employment. In addition, each of Messrs. Bortz, Martz and Fisher has agreed that while his change in control severance agreement is in force and for a one-year period following the Company’s termination of the executive for “cause” or the executive voluntarily terminates his employment without “good reason,” he will not solicit, hire or recruit employees of, or persons who have worked for, the Company or any of its affiliates either directly or indirectly for his own account or for another party.

Under the terms of their change in control severance agreements, each of Messrs. Bortz, Martz and Fisher is entitled to a tax gross-up payment under certain conditions for the parachute payment excise tax in the event that his employment is terminated in connection with a change in control.

Below are a list of terms and their meanings as defined in each Named Executive Officer’s change in control severance agreement:

•	“Cause” shall mean that the Board concludes, in good faith and after reasonable investigation, that:

•	the executive has been charged with conduct which is a felony under the laws of the United States or any state or political subdivision thereof;

•	the executive engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud;

•	the executive breached the non-solicitation obligations or covenants of his change in control severance agreement in any material respect; or

•	the executive materially failed to follow a proper directive of the Board within the scope of the executive’s duties (which shall be capable of being performed by the executive with reasonable effort) after written notice from the Board specifying the performance required and the executive’s failure to perform within 30 days after such notice. No act, or failure to act, on the executive’s part shall be deemed “willful” unless done, or omitted to be done, by the executive not in good faith or if the result thereof would be unethical or illegal.

•	“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date of the change in control severance agreement if:

•	any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power or common shares of the Company;

•	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new trustee (other than (A) a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in this definition of “Change in Control” or (B) a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

•	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and common shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

•	there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power and common shares of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.

•	“Good Reason” shall mean the occurrence, without the executive’s prior written consent, of any of the following in connection with or within one year after a Change in Control:

•	any material reduction of the executive’s base salary or target bonus as a percentage of base salary;

•	any material adverse change in the executive’s duties or responsibilities, including assignment of duties inconsistent with his position, significant adverse alteration of the nature or status of responsibilities or the conditions of employment or any material diminution in authority, duties, or responsibilities, including, without limitation, any such material adverse change that results from a transaction pursuant to which the Company ceases to be a publicly traded lodging or hospitality company that is qualified as a REIT for federal income tax purposes and is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act;

•	any material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report; or

•	the relocation of the Company’s headquarters and/or the executive’s regular work address to a location which requires the Executive to travel more than fifty (50) miles from the Executive’s residence.

Long-Term Equity Incentive Awards

The terms of the time-based LTIP unit award agreements granted to each of Messrs. Bortz, Martz and Fisher provide that:

•	upon a change in control of the Company, the unvested LTIP units vest;

•	upon termination of the executive’s employment with the Company because of his death or disability, the unvested LTIP units vest;

•	upon termination of the executive’s employment with the Company without cause, the unvested LTIP units vest;

•	upon termination of the executive’s employment with the Company for cause, the unvested LTIP units are forfeited

Except as described above, any LTIP units that are unvested at the time the executive terminates his employment with the Company are forfeited.

TERMINATION PAYMENT TABLE

The following table indicates the cash amounts, accelerated vesting and other payments and benefits that the Named Executive Officers would be entitled to receive under various circumstances pursuant to the terms of the 2009 Equity Incentive Plan, the agreements governing awards made under the 2009 Equity Incentive Plan and their change in control severance agreements. The table assumes that termination of the Named Executive Officer from the Company under the scenario shown occurred on December 31, 2009 and did not affect in any way the valuation of any outstanding LTIP units.

			Acceleration of
			Vesting of LTIP	Excise Tax Gross-Up
Name and Termination Scenario	Cash Payment		Units(3)	Payments(4)	Total

Jon E. Bortz — Chairman, President and Chief Executive Officer
By Company For Cause or By Employee Without Good Reason	$18,904	(2)	Not applicable	Not applicable	$18,904
Upon Death or Disability	$18,904	(2)	$15,914,000	Not applicable	$15,932,904
With A Change in Control — Without Cause or With Good Reason	$972,214	(2)	$15,914,000	$3,542,590	$20,428,804
By Company Without Cause (and Without A Change in Control)	$336,674	(2)	$15,914,000	Not applicable	$16,250,674
Raymond D. Martz — Executive Vice President, Chief Financial Officer, Treasurer and Secretary
By Company For Cause or By Employee Without Good Reason	$15,753	(2)	Not applicable	Not applicable	$15,753
Upon Death or Disability	$15,753	(2)	$2,911,043	Not applicable	$2,926,796
With A Change in Control — Without Cause or With Good Reason	$536,908	(2)	$2,911,043	$729,336	$4,177,287
By Company Without Cause (and Without A Change in Control)	$272,805	(2)	$2,911,043	Not applicable	$3,183,848
Thomas C. Fisher(1) — Executive Vice President and Chief Investment Officer
By Company For Cause or By Employee Without Good Reason	$—		Not applicable	Not applicable	$—
Upon Death or Disability	$—		$1,042,151	Not applicable	$1,042,151
With A Change in Control — Without Cause or With Good Reason	$500,000		$1,042,151	$349,167	$1,891,318
By Company Without Cause (and Without A Change in Control)	$250,000		$1,042,151	Not applicable	$1,292,151

(1)	Mr. Fisher was not a Named Executive Officer for 2009 because he had not yet joined the Company. However, because he joined in January 2010 and we described the terms of his change in control severance agreement in this proxy statement, we have also included him in this table.

(2)	This amount includes accrued but unpaid base compensation as of December 31, 2009.

(3)	Amounts in this column reflect accelerated vesting of LTIP units, granted pursuant to our 2009 Equity Incentive Plan, that vest ratably on each of the first five anniversaries of the date of grant. Unless and until LTIP units reach parity with Common Shares, the value of LTIP units can only be estimated. As stated above, we determined that for purposes of GAAP the fair value for each LTIP unit was $8.50 on the date of grant, December 14, 2010. However, pursuant to SEC rules, for purposes of this table the market value per unvested LTIP unit is assumed to be $22.01, the closing market price per Common Share at the end of the last completed fiscal year, December 31, 2009. This table further assumes that the LTIP units had reached parity with Common Shares on December 31, 2009. However, as of December 31, 2009, the LTIP units had not reached parity with Common Shares. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 4 to the financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2009.

(4)	Amounts in this column reflect payment to the Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal, state and local income taxes payable with respect to the Excise Tax Payment. The amounts shown assume tax rates for the Named Executive Officer of 35% federal, 6.25% state, 1.45% Medicare and 20% excise, and do not account for local taxes.

CASH STAY BONUS FOLLOWING A CHANGE IN CONTROL

If a Named Executive Officer remains employed by the Company on the first anniversary of a change in control event, the Named Executive Officer is entitled to receive a lump sum cash stay bonus. For each Named Executive Officer, the cash stay bonus is equal to the sum of the executive’s base salary plus the greater of (x) the bonus most recently paid to the executive or (ii) the average amount of the bonuses paid to the executive with respect to the three most recent fiscal years. Assuming that a change in control occurred on December 31, 2009 and that both Mr. Bortz and Mr. Martz remained with the Company at least until December 31, 2010, based on their 2009 base salaries, their cash stay bonuses would be $300,000 and $250,000, respectively. Had Mr. Fisher joined the Company in 2009, under this same scenario he would have been entitled to $250,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Shares, as of April 6, 2010, for (i) each shareholder of the Company that is known to the Company to be the beneficial owner of more than 5% of Common Shares based upon filings made with the SEC, (ii) each Named Executive Officer of the Company and (iii) the trustees and the Named Executive Officers of the Company as a group. None of the Named Executive Officers has pledged any of his Common Shares as collateral.

	Common Shares
	Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent of Total

Ameriprise Financial(2)	1,722,964	8.47%
President and Fellows of Harvard College(3)	1,715,000	8.43%
Invesco Ltd.(4)	1,246,016	6.13%
Cohen & Steers, Inc.(5)	1,091,500	5.37%
Jon E. Bortz(6)(7)	153,976	*
Raymond D. Martz(6)(8)	24,388	*
All trustees and the executive officers as a group (9 persons)(6)(7)(8)	212,752	1.05%

*	Represents less than one percent of class.

(1)	The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The number of Common Shares held by the shareholders who filed statements on Schedule 13G as described in other footnotes to this table is current as of the date of the filing of their Schedules 13G. The number of Common Shares held by our Named Executive Officers and trustees and executive officers are as of, and all of the percentages shown in this table are calculated as of, April 6, 2010.

(2)	The number of Common Shares in the table above and the information in this footnote are based on a statement on Schedule 13G jointly filed by Ameriprise Financial, Inc., a Delaware corporation and parent holding company (“AFI”), and RiverSource Investments, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (“RvS”), with the SEC on February 12, 2010. AFI may be deemed to beneficially own the shares reported by RvS. Accordingly, the shares reported by AFI in the Schedule 13G include those shares owned separately by RvS in the Schedule 13G. Each of AFI and RvS have sole voting power over no shares, shared voting power over 31,018 shares, sole dispositive power over no shares and shared dispositive power over 1,722,964 shares. Each of AFI and RvS disclaims beneficial ownership of these shares. AFI has its principal business office at: c/o Ameriprise Financial, Inc., 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(3)	The number of Common Shares in the table above and the information in this footnote are based on a statement on Schedule 13G filed by President and Fellows of Harvard College (“Harvard”) with the SEC on January 8, 2010. Harvard has sole voting power over 1,715,000 shares, shared voting power over no shares, sole dispositive power over 1,715,000 shares and shared dispositive power over no shares. Harvard has its principal business office at: c/o Harvard Management Company, Inc. 600 Atlantic Avenue, Boston, MA 02210.

(4)	The number of Common Shares in the table above and the information in this footnote are based on a statement on Schedule 13G filed by Invesco Ltd. (“Invesco”) with the SEC on February 12, 2010. Invesco Institutional (N.A.), Inc., Invesco Global Asset Management (N.A.), Inc., Invesco Management S.A. and Invesco Aim Private Asset Management, Inc. are investment adviser subsidiaries of Invesco. Invesco Institutional (N.A.), Inc. has sole voting power over 880,037 shares, shared voting power over 18,406 shares, sole dispositive power over 1,202,799 shares and shared dispositive power over 7,405 shares. Invesco Management S.A. has sole voting power over 671 shares, shared voting power over no shares, sole dispositive power over 671 shares and shared dispositive power over no shares. Invesco Aim Private Asset Management, Inc. has sole voting power over 441 shares, shared voting power over no shares, sole dispositive power over 441 shares and shared dispositive power over no shares. Invesco Global Asset Management (N.A.), Inc. has sole voting power over no shares, shared voting power over no shares, sole dispositive power over 34,700 shares and shared dispositive power over no shares. Invesco has its principal business office at 1555 Peachtree Street NE; Atlanta, GA 30309.

(5)	The number of Common Shares in the table above and the information in this footnote are based on a statement on Schedule 13G filed by Cohen & Steers, Inc. (“Cohen”) with the SEC on February 12, 2010. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisers Act. Each of Cohen and Cohen & Steers Capital Management, Inc. has sole voting power over 882,700 shares, shared voting power over no shares, sole dispositive power over 1,091,500 shares and shared dispositive power over no shares. Each of Cohen and Cohen & Steers Capital Management, Inc. has its principal business office at 280 Park Avenue, 10th Floor, New York, NY 10017.

(6)	The business address for this shareholder is 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814.

(7)	This amount includes 100 Common Shares owned by Mr. Bortz’s son. Mr. Bortz disclaims beneficial ownership of those shares. This amount does not include 723,035 LTIP units held by Mr. Bortz.

(8)	This amount does not include 132,260 LTIP units held by Mr. Martz.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2009 the executive officers, trustees and 10% Holders timely filed all reports they were required to file under Section 16(a).

OTHER MATTERS

Solicitation of Proxies

The cost of solicitation of proxies will be paid by the Company. The trustees, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

The Company will employ Broadridge Financial Solutions to receive and tabulate the proxies.

Shareholder Proposals

Shareholder proposals intended to be presented at the 2011 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 11, 2010 in order to be considered for inclusion in the Company’s Proxy Statement relating to the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

For a proposal of a shareholder to be presented at the Company’s 2011 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company’s Proxy Statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company no earlier than the close of business on January 22, 2011, and no later than February 21, 2011. If the 2011 Annual Meeting of Shareholders is scheduled to take place before March 23, 2011 or after June 21, 2011, then notice must be delivered no earlier than the close of business on the 90th day prior to the 2011 Annual Meeting of Shareholders and not later than the close of business on the later of the 60th day prior to the 2011 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of the 2011 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, Attn: Corporate Secretary.

Additional Matters

The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

Requests for Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and the financial statement schedules, may be obtained at our website at www.pebblebrookhotels.com. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Pebblebrook Hotel Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

BY ORDER OF THE BOARD OF TRUSTEES

/s/ Raymond D. Martz
Raymond D. Martz
Secretary

Bethesda, Maryland
April 9, 2010

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2010. Have your notice or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. PEBBLEBROOK HOTEL TRUSTElectronic Delivery of Future PROXY MATERIALS 2 BETHESDA METRO CENTERIf you would like to reduce the costs incurred by our company in mailing proxy SUITE 1530materials, you can consent to receiving all future proxy statements, proxy cards BETHESDA, MD 20814 and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2010. Have your notice or proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any AllAll Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Trustees recommends that you nominee(s) on the line below. vote FOR the following:000 1.Election of Trustees Nominees 01Jon E. Bortz02 Cydney C. Donnell03 Ron E. Jackson04 Martin H. Nesbitt05 Michael J. Schall 06Earl E. Webb07 Laura H. Wright The Board of Trustees recommends you vote FOR the following proposal(s):For Against Abstain 2.Ratification of the selection of KPMG LLP to serve as our independent registered public accountants for the year ending000 December 31, 2010; NOTE: The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting. R2.09.05.010 _1Please sign exactly as your name(s) appear(s) hereon. When signing as 0000060434attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Shareholders is/are available at www.proxyvote.com . PEBBLEBROOK HOTEL TRUST Annual Meeting of Shareholders May 21, 2010 8:00 AM This proxy is solicited by the Board of Trustees The shareholder(s) hereby appoint(s) Jon E. Bortz and Raymond D. Martz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of beneficial interest of PEBBLEBROOK HOTEL TRUST that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 08:00 AM, EDT on May 21, 2010, at 2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees recommendations. R2.09.05.010 _2 0000060434 Continued and to be signed on reverse side